DEPOSIT GUARANTY CORP.

                           UNDERWRITING AGREEMENT

                  Introductory.  Deposit Guaranty Corp., a Mississippi
             business corporation (the Company ), proposes to issue and sell from time to time, (i) one or more series of its unsecured debt securities, which may be either senior debentures, notes, bonds, and/or other evidences of indebtedness (the "Senior Debt Securities") or subordinated debentures, notes, bonds, and/or other evidences of indebtedness which may be convertible at the option of a holder of the Company into Equity Securities (as described herein) of the Company (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), (ii) warrants to purchase Debt Securities (the "Debt Warrants"), (iii) shares of preferred stock, no par value (the "Preferred Stock"), which may be convertible, at the option of the holder, into Common Stock or any other class or series of Equity Securities of the Company or convertible at the option of the Company into Equity Securities or other debt securities of the Company, (iv) shares of Preferred Stock represented by depositary shares ("Depositary Shares"), (v) warrants to purchase shares of Preferred Stock (the "Preferred Stock Warrants"), (vi) warrants to purchase Depositary Shares (the "Depositary Share Warrants"), (vii) shares of common stock, no par value (the "Common Stock" and, together with the Preferred Stock or Depositary Shares representing Preferred Stock, the "Equity Securities"), and (viii) warrants to purchase Common Stock (the "Common Stock Warrants," and together with the Debt Warrants, the Preferred Stock Warrants, and the Depositary Share Warrants, being collectively referred to herein as the "Securities Warrants") registered under the registration statement referred to in Section 2(a)
             ( Registered Securities ). The Senior Debt Securities will be issued under an indenture, to be dated as of April 26, 1996 (the Senior Indenture ), between the Company and SunTrust Bank, Atlanta, as Trustee, in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms. The Subordinated Debt Securities will be issued under an Indenture (the "Subordinated Indenture," and together with the Senior Indenture, the "Indentures"), between the Company and SunTrust Bank, Atlanta, as Trustee. The Securities Warrants will be issued pursuant to a warrant agreement (the "Warrant Agreement") between the Company and a warrant agent (the "Warrant Agent"). The Depositary Shares will be evidenced by depositary receipts (the "Receipts") issued under a Deposit Agreement (the "Deposit Agreement") between the Company and a depositary (the "Depositary"). The Registered Securities constituting preferred stock may be issued in one or more series, which series may vary as to dividend rates, redemption provisions, selling prices and other terms. Particular series or offerings of Registered Securities will be sold pursuant to a Terms Agreement referred to in Section 3, for resale in accordance with terms of offering determined at the time of sale.

                  The Registered Securities involved in any such offering
             are hereinafter referred to as the  Offered Securities .
             The firm or firms which agree to purchase the Offered Securities are hereinafter referred to as the Underwriters of such Securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the Representatives ; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term
              Representatives , as used in this Agreement (other than in
             Sections 2(b), 5(c) and 6 and the second sentence of
             Section 3), shall mean the Underwriters.

                  1. Representations and Warranties of the Company. The Company, as of the date of each Terms Agreement referred to in Section 3, represents and warrants to, and agrees with, each Underwriter that:

                       (a) A registration statement (No. 33-64333), including a prospectus, relating to the Registered Securities has been filed with the Securities and Exchange Commission (the Commission ) and has become effective. Such registration statement, as amended at the time of any Terms Agreement referred to in
                  Section 3, is hereinafter referred to as the
                   Registration Statement , and the prospectus included
                  in such Registration Statement, as supplemented as contemplated by Section 3 to reflect the terms of the Offered Securities (if they are debt securities or preferred stock) and the terms of the offering of the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b)
                  ( Rule 424(b) ) under the Securities Act of 1933 (the
                   Act ), including all material incorporated by
                  reference therein, is hereinafter referred to as the
                   Prospectus .  All references in this Agreement to
                  financial statements and schedules and other information that is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that are or are deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be. Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (together with all rules and regulations of the Commission thereunder, the "Exchange Act"), after the effective date of the Registration Statement, or the issue date of any preliminary prospectus or the Prospectus, as the case may be, and on or prior to the completion of the applicable offering and which is deemed to be incorporated therein by reference.

                       (b) On the effective date of the registration statement relating to the Registered Securities, such registration statement conformed in all respects to the requirements of the Act, the Trust Indenture Act of 1939 (the Trust Indenture Act ) and the rules and regulations of the Commission (the Rules and Regulations ) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of each Terms Agreement referred to in Section 3, the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein.

                       (c) The Company has been duly incorporated and is
                  an existing corporation in good standing under the laws of the State of Mississippi, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, other than any failure to be so qualified or in good standing as would not singly or in the aggregate with all such other failures reasonably be expected to have a materially adverse effect on the assets, liabilities, results of operations or financial condition of the Company and its consolidated subsidiaries (as defined in Rule 1-02(x) of the Commission's Regulation S-X), taken as a whole (each a "Material Adverse Effect").

                       (d) Each subsidiary of the Company has been duly
                  incorporated or organized and is an existing corporation, bank or savings bank in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, other than any failure to be so qualified or in good standing as would not singly or in the aggregate with all other failures reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects; and none of the subsidiaries of the Company (other than Deposit Guaranty National Bank and Commercial National Bank (collectively, the "Significant Subsidiaries")) is a "significant subsidiary," as such term is defined in Rule 405 of the Rules and Regulations under the Act.

                       (e) If the Offered Securities are Debt Securities
                  or Debt Warrants: The relevant Indenture has been duly authorized and has been duly qualified under the Trust Indenture Act; the Offered Securities have been duly authorized; and when the Offered Securities are delivered and paid for pursuant to the Terms Agreement on the Closing Date (as defined below) or pursuant to Delayed Delivery Contracts (as hereinafter defined), the relevant Indenture will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Prospectus and the relevant Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                       (f) If the Offered Securities are Preferred Stock or Depositary Shares or Depositary Share Warrants or Preferred Stock Warrants: The Offered Securities have been duly authorized and, when the Offered Securities have been delivered and paid for in accordance with the Terms Agreement on the Closing Date, such Offered Securities will have been validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities.

                       (g) If the Offered Securities are Common Stock or Common Stock Warrants are issued: The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with the Terms Agreement on the Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities.

                       (h)  If the Offered Securities are convertible:
                  When the Offered Securities are delivered and paid for pursuant to the Terms Agreement on the Closing Date, such Offered Securities will be convertible into Common Stock of the Company in accordance with their terms (if the Offered Securities are Preferred Stock) or the relevant Indenture (if the Offered Securities are Debt Securities); the shares of Equity Securities initially issuable upon conversion of such Offered Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Common Stock.

                       (i) If the Offered Securities are Common Stock or are exercisable for or convertible into Common Stock:
                  Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment; and there are no contracts, or agreements between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement.

                       (j) If the Offered Securities constitute Common Stock or are exercisable for or convertible into Common Stock, the outstanding shares of Common Stock are listed on the Nasdaq Stock Market ( Nasdaq ) and the Offered Securities (if they are Common Stock) or the Common Stock into which the Offered Securities are convertible (if they are convertible) has been approved for listing on Nasdaq, subject to notice of issuance. If the Offered Securities are Debt Securities or Preferred Stock, they have been approved for listing on the stock exchange or national automated quotation system indicated in the Terms Agreement, subject to notice of issuance.

                       (k) The Company is duly registered under the Bank Holding Company Act of 1956, as amended; the Company, and each subsidiary of the Company are in compliance with and conduct their respective businesses in conformity with all applicable bank and bank holding company laws and governmental regulations, except to the extent that any such failure to be in such conformity would not have a Material Adverse Effect.

                       (l)  If Offered Securities constitute Depositary
                  Shares: The deposit of the underlying Preferred Stock by the Company in accordance with the Deposit Agreement has been duly authorized and, when the Depositary Shares are issued in accordance with the terms of this Agreement and the Deposit Agreement, the Depositary Shares will represent legal and valid interests in the underlying Preferred Stock.

                       (m)  If Offered Securities constitute Depositary
                  Shares: Assuming due authorization, execution and delivery of the Deposit Agreement by the Depositary, each Depositary Share will represent the interest described in the Prospectus in a share of underlying Preferred Stock; assuming due execution and delivery of the Depositary Receipts by the Depositary pursuant to the Deposit Agreement, the Receipts will entitle the persons in whose names such Receipts are registered to the benefits of registered holders of Receipts provided therein and in the Deposit Agreement.

                       (n)  If Offered Securities are Depositary Shares:
                  The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Depositary, is a valid and binding agreement of the Company.

                       (o)  If Offered Securities are Securities
                  Warrants: The Warrant Agreement has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery thereof by the Warrant Agent, is a valid and binding agreement of the Company.

                       (p) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and, if the Offered Securities are Debt Securities, the Trust Indenture Act and such as may be required under state securities laws.

                       (q) The execution, delivery and performance of the relevant Indenture (if the Offered Securities are Debt Securities), the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts and the issuance and sale of the Offered Securities and, if the Offered Securities are debt securities or preferred stock, compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by the Terms Agreement (including the provisions of this Agreement) other than any such breaches, violations, defaults, liens, charges or encumbrances as would not singly or in the aggregate with all such other breaches, violations, defaults, liens, charges or encumbrances reasonably be expected to have a Material Adverse Effect.

                       (r) The Terms Agreement (including the provisions of this Agreement), and if the Offered Securities are Debt Securities or Preferred Stock, any Delayed
                  Delivery Contracts have been duly authorized, executed and delivered by the Company.

                       (s) Except as disclosed in the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

                       (t) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

                       (u) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect or would materially and adversely affect the ability of the Company to perform its obligations under the relevant Indenture (if the Offered Securities are Debt Securities), the Terms Agreement (including the provisions of this Agreement) or any Delayed Delivery Contracts, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company's knowledge, contemplated.

                       (v) The financial statements included in the Registration Statement and Prospectus present fairly the financial position of the Company and its consolidated subsidiaries taken as a whole as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and any schedules included in the Registration Statement present fairly the information required to be stated therein.

                       (w) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                       (x) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an investment company as defined in the Investment Company Act of 1940.

                  3. Purchase and Offering of Offered Securities. The obligation of the Underwriters to purchase the Offered Securities will be evidenced by an agreement or exchange of other written communications ( Terms Agreement ) at the time the Company determines to sell the Offered Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the principal amount or number of shares to be purchased by each Underwriter, any redemption provisions and any sinking fund requirements and whether any of the Offered Securities may be sold to institutional investors pursuant to Delayed Delivery Contracts (as defined below). The purchase price to be paid by the Underwriters and (if the Offered Securities are debt securities or preferred stock) the terms of the Offered Securities not already specified (in the relevant Indenture, in the case of Offered Securities that are debt securities), including, but not limited to, interest rate (if debt securities), dividend rate (if preferred stock), maturity (if debt securities), any redemption provisions and any sinking fund requirements and whether any of the Offered Securities may be sold to institutional investors pursuant to Delayed Delivery Contracts (as defined below). The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Underwriter first named in the Terms Agreement (the Lead Underwriter ) and the Company agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the Closing Date ), the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Offered Securities. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the Closing Date (if later than the otherwise applicable settlement date) shall be the date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering, other than Contract Securities for which payment of funds and delivery of securities shall be as hereinafter provided. The obligations of the Underwriters to purchase the Offered Securities will be several and not joint. It is understood that the Underwriters propose to offer the Securities for sale as set forth in the Prospectus.

                  If the Terms Agreement provides for sales of Offered
             Securities pursuant to delayed delivery contracts, the Company authorizes the Underwriters to solicit offers to purchase Offered Securities pursuant to delayed delivery contracts substantially in the form of Annex I attached hereto ( Delayed Delivery Contracts ) with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. On the Closing Date the Company will pay, as compensation, to the Representatives for the accounts of the Underwriters, the fee set forth in such Terms Agreement in respect of the principal amount or number of shares of Offered Securities to be sold pursuant to Delayed Delivery Contracts ( Contract Securities ). The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If the Company executes and delivers Delayed Delivery Contracts, the Contract Securities will be deducted from the Offered Securities to be purchased by the several Underwriters and the aggregate principal amount or number of shares of Offered Securities to be purchased by each Underwriter will be reduced pro rata in proportion to the principal amount or number of shares of Offered Securities set forth opposite each Underwriter's name in such Terms Agreement, except to the extent that the Lead Underwriter determines that such reduction shall be otherwise than pro rata and so advise the Company. The Company will advise the Lead Underwriter not later than the business day prior to the Closing Date of the principal amount or number of shares of Contract Securities.

                  If the Offered Securities are preferred stock or Common
             Stock, the certificates for the Offered Securities delivered to the Underwriters on the Closing Date will be in definitive form, and if the Offered Securities are debt securities, the Offered Securities delivered to the Underwriters on the Closing Date will be in definitive fully registered form, in each case in such denominations and registered in such names as the Lead Underwriter requests.

                  If the Offered Securities are debt securities and the
             Terms Agreement specifies Book-Entry Only settlement or otherwise states that the provisions of this paragraph shall apply, the Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global Securities in definitive form (the
              Global Securities ) deposited with the Trustee as custodian for The Depository Trust Company ( DTC ) and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Offered Securities shall be made by the Underwriters (if the Terms Agreement specifies that the Offered Securities will not trade in DTC's Same Day Funds Settlement System) by certified or official bank check or checks in New York Clearing House (next day) funds or (if the Terms Agreement specifies that the Offered Securities will trade in DTC's Same Day Funds Settlement System) in Federal (same day) funds by official check or checks or wire transfer to an account in New York previously designated to the Lead Underwriter by the Company at a bank acceptable to the Lead Underwriter, in each case drawn to the order of the Company at the place of payment specified in the Terms Agreement on the Closing Date, against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities.

                  4. Certain Agreements of the Company. The Company agrees with the several Underwriters that in connection with each offering of Offered Securities:

                       (a) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by the Lead Underwriter, subparagraph (5)) not later than the second business day following the execution and delivery of the Terms Agreement.

                       (b) The Company will advise the Lead Underwriter promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Lead Underwriter a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Lead Underwriter promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                       (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will notify the Lead Underwriter of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Lead Underwriter's consent to, nor the Underwriters delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

                       (d) As soon as practicable, but not later than 16 months, after the date of each Terms Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the effective date of the Registration Statement, which will satisfy the provisions of Section 11(a) of the Act.

                       (e)  The Company will furnish to the
                  Representatives copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Lead Underwriter reasonably requests. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

                       (f)  The Company will arrange for the
                  qualification of the Offered Securities for sale and (if the Offered Securities are Debt Securities or Preferred Stock) the determination of their eligibility for investment under the laws of such jurisdictions as the Lead Underwriter designates and will continue such qualifications in effect so long as required for the distribution.

                       (g) During the period of five years after the date of any Terms Agreement, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, if any, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Lead Underwriter may reasonably request.

                       (h) The Company will pay all expenses incident to the performance of its obligations under the Terms Agreement (including the provisions of this Agreement) and will reimburse the Underwriters (if and to the extent incurred by them) for any filing fees or other expenses (including reasonable fees and disbursements of counsel) incurred by them in connection with qualification of the Registered Securities for sale (if the Offered Securities are Debt Securities or Preferred Stock) any determination of their eligibility for investment under the laws of such jurisdictions as the Lead Underwriter may designate and the printing of memoranda relating thereto (if they are Debt Securities or Preferred Stock), for any applicable filing fee of the National Association of Securities Dealers, Inc. relating to the Registered Securities, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of Registered Securities and for expenses incurred in distributing the Prospectus, any preliminary prospectuses, any preliminary prospectus supplements or any other amendments or supplements to the Prospectus to the Underwriters.

                       (i) If the Offered Securities are Debt Securities or Preferred Stock, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue (if the Offered Securities are debt securities) or any series of preferred stock issued or guaranteed by the Company (if the Offered Securities are preferred stock), or publicly disclose the intention to make any such offer, sale, pledge, disposal or filing, without the prior written consent of the Lead Underwriter for a period beginning at the time of execution of the Terms Agreement and ending the number of days after the Closing Date specified under Blackout in the Terms Agreement.

                       (j) If the Offered Securities are Common Stock or
                  are convertible into Common Stock, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Common Stock or securities convertible into or exchangeable or exercisable for any shares of its Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposal or filing, without the prior written consent of the Lead Underwriter for a period beginning at the time of execution of the Terms Agreement and ending the number of days after the Closing Date specified under Blackout in the Terms Agreement, except issuances of Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date of the Terms Agreement, grants of employee stock options pursuant to the terms of a plan in effect on the date of the Terms Agreement and issuances of Common Stock pursuant to the exercise of such options.

                  5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                       (a)  On or prior to the date of the Terms
                  Agreement, the Representatives shall have received a letter, dated the date of delivery thereof, of KPMG Peat Marwick LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

                            (i) in their opinion the financial statements
                       and any schedules and any summary of earnings examined by them and included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                            (ii) they have performed the procedures
                       specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on any unaudited financial statements included in the Registration Statement;

                            (iii) on the basis of the review referred to
                       in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                                 (A) the unaudited financial statements,
                            if any, and any summary of earnings included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements and summary of earnings for them to be in conformity with generally accepted accounting principles;

                                 (B) if any unaudited  capsule
                            information is contained in the Prospectus, the unaudited consolidated net sales, net operating income, net income and net income per share amounts or other amounts constituting such capsule information and described in such letter do not agree with the corresponding amounts set forth in the unaudited consolidated financial statements or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

                                 (C) at the date of the latest available
                            balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the date of the Terms Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                                 (D) for the period from the closing date
                            of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated net sales, net operating income in the total or (if the Offered Securities are Common Stock or are convertible into Common Stock) per share amounts of consolidated income before extraordinary items or net income or (if the Offered Securities are Debt Securities) in the ratio of earnings to fixed charges or (if the Offered Securities are Preferred Stock) in the ratio of earnings to fixed charges and preferred stock dividends combined;

                       except in all cases set forth in clauses (C) and
                       (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                         (iv) they have compared specified dollar
                       amounts (or percentages derived from such dollar amounts) and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

                  All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

                       (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

                       (c) Subsequent to the execution of the Terms Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company or its subsidiaries which, in the judgment of a majority in interest of the Underwriters including any Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any nationally recognized statistical rating organization (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including any Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

                       (d) The Representatives shall have received an opinion, dated such Closing Date, of Skadden, Arps, Slate, Meagher & Flom, special New York counsel for the Company, to the effect that:

                            (i)  if the Offered Securities are debt
                       securities: Assuming the Indenture has been duly authorized and executed under Mississippi law, the Indenture has been duly executed and delivered by the Company and has been qualified under the Trust Indenture Act; and the Offered Securities other than any Contract Securities have been duly executed, authenticated, issued and delivered; the Indenture and the Offered Securities other than any Contract Securities constitute, and any Contract Securities, when executed, authenticated, issued and delivered in the manner provided in the Indenture and sold pursuant to Delayed Delivery Contracts, will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that (x) enforcement may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of now or hereafter in effect relating to creditors' rights generally and (y) the general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);

                            (ii)  the statements made in the Prospectus
                       under the caption "Regulatory Matters" have been reviewed by such counsel and insofar as they relate to summaries of legal matters, constitute fair summaries of such matters and the description of the Offered Securities contained in the Prospectus under the caption "Description of Debt Securities" and in the prospectus supplement under the caption "Description of the Notes," to the extent such statements constitute summaries of legal matters or documents, have been reviewed by such counsel and fairly summarize such matters or documents in all material respects;

                            (iii)  the Company is not an "investment
                       company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended;

                            (iv)  each document filed pursuant to the
                       Exchange Act (other than the financial statements, schedules and other financial and statistical data included therein or excluded therefrom or any exhibits thereto, as to which such counsel need not express any opinion) as of the date it was filed and incorporated or deemed to be incorporated by reference in the Prospectus appeared on their face to be appropriately responsive in all material respects with the applicable requirements of the Exchange Act;

                            (v)  if Offered Securities constitute
                       Depositary Shares: The deposit of the underlying Preferred Stock by the Company in accordance with the Deposit Agreement has been duly authorized and, when the Depositary Shares are issued in accordance with the terms of this Agreement and the Deposit Agreement, the Depositary Shares will represent legal and valid interests in the underlying Preferred Stock;

                            (vi)  if the Offered Securities are Debt
                       Securities that are convertible; the Offered
                       Securities other than any Contract Securities are, and any Contract Securities, when executed, authenticated, issued and delivered in the manner provided in the Indenture and sold pursuant to Delayed Delivery Contracts, will be convertible into Common Stock of the Company in accordance with the terms of the Indenture;

                            (vii) no Government Approval (as hereinafter defined), which has not been obtained or taken and is not in full force and effect, is required to authorize or is required in connection with the execution, delivery or performance of any of this Agreement, the Indenture and the Offered Securities by the Company except for such as may be required under state securities laws. "Governmental Approval" means any consent, approval, license or validation of, or filing, recording or registration with, any Governmental Authority pursuant to the laws of the State of New York or the United States of America to the extent specifically referred to in such opinion;

                            (viii)  if the Offered Securities are Common
                       Stock or are convertible into Common Stock: there are no contracts or agreements known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act. For purposes of the foregoing, such counsel may state that their knowledge is based on a certificate from the Company; and

                            (ix)  the Registration Statement has become
                       effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, such counsel has been advised that, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and to the best of such counsel's knowledge, no proceedings for that purpose have been instituted or are pending or contemplated under the Act; the Registration Statement relating to the Offered Securities, as of its effective date and the Prospectus, as of its date and any amendment or supplement thereto, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the Rules and Regulations (except that in each case such counsel need not express any opinion as to the financial statements, schedules and other financial data included therein or excluded therefrom or the exhibits to the Registration Statement, including the Statement of Eligibility on Form T-1 of the Trustee under the Trust Indenture Act filed as an exhibit to the Registration Statement (the "Form T-1") and counsel need not assume any responsibility for the accuracy, completeness or fairness of the Statements contained in the Registration Statement and the Prospectus except as provided in paragraph (ii) of such counsel's opinion.

                            In addition, such counsel shall state that
                       such counsel has no reason to believe that the Registration Statement, as of its effective date, or any amendment thereto, as of its date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, as of the date of this Agreement or as of such Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements, schedules, or other financial and statistical data contained in or excluded from the Registration Statement or the Prospectus, including the Form T-1.

                       (e) You shall have received on such Closing Date an opinion of Watkins Ludlam & Stennis, P.A., counsel for the Company, dated such Closing Date, to the effect that:

                            (i)  the Company is an existing corporation
                       in good standing under the laws of the State of Mississippi, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect upon its operations or financial condition;

                            (ii)  the authorized capital stock of the
                       Company conforms as to legal matters in all material respects to the description thereof contained in the Prospectus under "Description of Preferred Stock" and "Description of Common Stock";

                            (iii) if the Offered Securities delivered on such Closing Date are Preferred Stock or Depositary Shares, such Offered Securities have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus;

                            (iv)  if the Offered Securities delivered on
                       such Closing Date are Common Stock, such Offered Securities have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities;

                            (v)  if the Offered Securities delivered on
                       such Closing Date are convertible into the Underlying Securities of the Company in accordance with their terms; the Underlying Securities initially issuable upon conversion of such Offered Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; the outstanding Underlying Securities have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Securities or the Underlying Securities;

                            (vi)  if Offered Securities constitute
                       Depositary Shares: The deposit of the underlying Preferred Stock by the Company in accordance with the Deposit Agreement has been duly authorized and, when the Depositary Shares are issued in accordance with the terms of this Agreement and the Deposit Agreement, the Depositary Shares will represent legal and valid interests in the underlying Preferred Stock;

                            (vii)  if Offered Securities are Securities
                       Warrants: The Warrant Agreement has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery thereof by the Warrant Agent, is a valid and binding agreement of the Company;

                            (viii) t he Terms Agreement (including the
                       provisions of this Agreement), and if the Offered Securities are debt securities or preferred stock, the Indenture, the Notes and any Delayed Delivery Contracts, have been duly authorized, executed and delivered by the Company;

                            (ix) the Company has the corporate power and authority to own its property and to conduct its business as described in the Prospectus;

                            (x)  each Significant Subsidiary of the
                       Company has been duly incorporated or organized, is validly existing as a corporation, bank or savings bank in good standing under the laws of the jurisdiction of its incorporation, has the corporate or other power and authority to own its property and to conduct its business as described in the Prospectus;

                            (xi)  the execution and delivery by the
                       Company of, and the performance by the Company of its obligations under, the Indenture (if the Offered Securities are debt securities), the Terms Agreement (including the provisions of this Agreement), if the Offered Securities are debt securities or preferred stock, any Delayed Delivery Contracts and the issuance and sale of the Offered Securities and, if the Offered Securities are debt securities or preferred stock, compliance with the terms and provisions thereof will not violate any provision of Applicable Law (as defined below) or the certificate of incorporation or by-laws of the Company or, to the best of such counsel's knowledge, constitute a breach or default under any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, violate any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary and the Company has full corporate power and authority to authorize, issue and sell the Offered Securities as contemplated in the Terms Agreement (including the provisions of this Agreement), and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as have been obtained and made under the Act and if the Offered Securities are debt securities, the Trust Indenture Act and except as otherwise expressly stated herein, no opinion is expressed as to the registration or other requirements of the federal securities laws or the securities or Blue Sky laws of any state in connection with the offer and sale of the Offered Securities. "Applicable Law", as used in this subparagraph, means laws which, in such counsel's experience, are normally applicable to, or relevant in connection with, transactions of the type provided for in this Agreement or issuers of the same type as the Company and is limited to Mississippi law. For purposes of this subparagraph counsel may assume that New York law applies to the Indenture, the Terms Agreement, the Offered Securities and any Delayed Delivery Contracts. Such counsel need not express any opinion as to any violation of any law which may have become applicable to the Company as a result of any facts specifically pertaining to you.

                       (f)  The Representatives shall have received
                  from counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statement, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Simpson, Thacher & Bartlett may rely as to the incorporation of the Company and all other matters governed by Mississippi law upon the opinion of Watkins Ludlam & Stennis, P.A.

                       (g) The Representatives shall have received a certificate, dated the Closing Date, of the President or any Vice-President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

                            (h) The Representatives shall have received a letter, dated the Closing Date, of KPMG Peat Marwick LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than five days prior to the Closing Date for the purposes of this subsection.

                  The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Lead Underwriter may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters under this Agreement and the Terms Agreement.

                       6. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

                       (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

                       (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

                       (d)  If the indemnification provided for in this
                  Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
                  (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                       (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

                       7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities under the Terms Agreement and the aggregate principal amount (if debt securities) or number of shares (if preferred stock or Common Stock)] of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount (if debt securities) or number of shares (if preferred stock or Common Stock) of Offered Securities, the Lead Underwriter may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under the Terms Agreement (including the provisions of this Agreement), to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount (if debt securities) or number of shares (if preferred stock or Common Stock) of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount (if debt securities) or number of shares (if preferred stock or Common Stock) of Offered Securities and arrangements satisfactory to the Lead Underwriter and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, the Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8. As used in this Agreement, the term Underwriter includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default. If the Offered Securities are debt securities or preferred stock, the respective commitments of the several Underwriters for the purposes of this Section shall be determined without regard to reduction in the respective Underwriters' obligations to purchase the principal amounts (if debt securities) or numbers of shares (if preferred stock) of the Offered Securities set forth opposite their names in the Terms Agreement as a result of Delayed Delivery Contracts entered into by the Company.

                       8.  Survival of Certain Representations and
                  Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to the Terms Agreement (including the provisions of this Agreement) will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the Terms Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to Section 6 shall remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of the Terms Agreement pursuant to Section 7 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 5(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

                       9. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their address furnished to the Company in writing for the purpose of communications hereunder or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Deposit Guaranty Corp., 210 East Capitol Street, Jackson, Mississippi 39205, Attention: Clifford Harrison.

                       10. Successors. The Terms Agreement (including the provisions of this Agreement) will inure to the benefit of and be binding upon the Company and such Underwriters as are identified in the Terms Agreement and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

                       11.  Representation of Underwriters.  Any
                  Representatives will act for the several Underwriters in connection with the financing described in the Terms Agreement, and any action under such Terms Agreement (including the provisions of this Agreement) taken by the Representatives jointly or by the Lead Underwriter will be binding upon all the Underwriters.

                       12. Counterparts. The Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

                       13. APPLICABLE LAW. THIS AGREEMENT AND THE TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                       The Company hereby submits to the non-exclusive
                  jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to the Terms Agreement (including the provisions of this Agreement) or the transactions contemplated thereby.


                                                                       ANNEX I

                   (Three copies of this Delayed Delivery Contract should be
                  signed and returned to the address shown below so as to arrive not later than 9:00 A.M., New York time, on ........................ ............, 19....)

                                   DELAYED DELIVERY CONTRACT

                  Ladies and Gentlemen:

                    The undersigned hereby agrees to purchase from Deposit
                  Guaranty Corp. , a  Mississippi          corporation
                  ( Company ), and the Company agrees to sell to the undersigned, [If one delayed closing, insert as of the date
                  hereof, for delivery on               , 19   ( Delivery
                  Date ),]

                                   [$]..............[shares]

                   principal amount of the Company s [Insert title of
                  securities] ( Securities ), offered by the Company s
                  Prospectus dated           , 19   and a Prospectus
                  Supplement dated                      , 19   relating
                  thereto, receipt of copies of which is hereby acknowledged,
                  at    % of the principal amount thereof plus accrued
                  interest, if any, $      per share plus accrued dividends,
                  if any, and on the further terms and conditions set forth in this Delayed Delivery Contract ( Contract ).

                    [If two or more delayed closings, insert the following:

                    The undersigned will purchase from the Company as of the
                  date hereof, for delivery on the dates set forth below, Securities in the principal amounts set forth below:

                                                     PRINCIPAL AMOUNT
                                                     ________________

                                                     NUMBER
                       DELIVERY DATE                 OF SHARES
                       _____________                 _________

                      ...................            .............

                      ...................            .............

                  Each of such delivery dates is hereinafter referred to as a Delivery Date.]

                    Payment for the Securities that the undersigned has
                  agreed to purchase for delivery on the each Delivery Date shall be made to the Company or its order by certified or official bank check in New York Clearing House (next day)
                  funds at the office of                      at       .M.
                  on the such Delivery Date upon delivery to the undersigned of the Securities to be purchased by the undersigned for delivery on such Delivery Date in definitive fully registered form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the such Delivery Date.

                    It is expressly agreed that the provisions for delayed
                  delivery and payment are for the sole convenience of the undersigned; that the purchase hereunder of Securities is to be regarded in all respects as a purchase as of the date of this Contract; that the obligation of the Company to make delivery of and accept payment for, and the obligation of the undersigned to take delivery of and make payment for, Securities on the each Delivery Date shall be subject only to the conditions that (1) investment in the Securities shall not at the such Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject and (2) the Company shall have sold to the Underwriters the total principal amount number of shares of the Securities less the principal amount -number of shares thereof covered by this and other similar Contracts. The undersigned represents that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which governs such investment.

                    Promptly after completion of the sale to the Underwriters
                  the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy copies of the opinion[s] of counsel for the Company delivered to the Underwriters in connection therewith.

                    This Contract will inure to the benefit of and be binding
                  upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

                    It is understood that the acceptance of any such Contract
                  is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this Contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.

                                                Yours very truly,

                  ....................
                                                     (Name of Purchaser)

                                                By
                  ...................


                  ..................
                                                     (Title of Signatory)

                  ..................


                  ..................
                                                     (Address of Purchaser)

                  Accepted, as of the above date.

                  DEPOSIT GUARANTY CORP.

                    By .....................
                          [Insert Title]


                                           SCHEDULE A

                                                                    Principal
                                   Underwriter                       Amount

                            CS First Boston                   $    50,000,000

                            Keefe, Bruyette & Woods, Inc.          50,000,000

                       Total  . . . . . . . . . . . . . . . . $   100,000,000



                           Deposit Guaranty Corp.
                                ("Company")

                              Debt Securities

                              TERMS AGREEMENT

                                             April 23, 1996

     To:  The Underwriters identified herein.

     Dear Sirs:

               The undersigned agrees to sell to the several Underwriters named in Schedule A hereto for their respective accounts, on and subject to the terms and conditions of the Underwriting Agreement filed as an exhibit to the Company's registration statement on Form S-3 (No. 33-64333) ("Underwriting Agreement"), the following securities on the following terms:

           TITLE:               7-1/4% Senior Notes Due May 1, 2006

           PRINCIPAL AMOUNT:    $100,000,000
           INTEREST:            7-1/4% per annum, from April 26,
                                1996, payable semiannually on May 1
                                and November 1, commencing November
                                1, 1996, to holders of record on the
                                preceding April 15 or October 15, as
                                the case may be

           MATURITY:            May 1, 2006

           OPTIONAL             None
           REDEMPTION:

           SINKING FUND:        None

           LISTING:             None

           DELAYED DELIVERY
           CONTRACTS:           None

           PURCHASE PRICE:      99.381% of principal amount, plus
                                accrued interest, if any, from April
                                26, 1996

           EXPECTED REOFFERING  98.731% of principal amount, plus
           PRICE:               accrued interest, if any, from April
                                26, 1996

           CLOSING:             10:00 A.M. on April 26, 1996, at
                                Simpson Thacher & Bartlett, in
                                immediately available funds

           SETTLEMENT AND       Book-Entry Only via DTC.  The Offered
           TRADING:             Securities will trade in DTC's Same
                                Day Funds Settlement System

           BLACKOUT:            Zero days after the Closing Date

           NAMES AND ADDRESSES  CS First Boston Corporation and
           OF THE               Keefe, Bruyette & Woods, Inc.
           UNDERWRITERS:        c/o CS First Boston Corporation
                                Park Avenue Plaza
                                55 East 52nd Street
                                New York, NY  10055

               The respective principal amounts of the Offered
     Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

               The provisions of the Underwriting Agreement are incorporated herein by reference.

               The Offered Securities will be made available for checking and packaging at the office of DTC at least 24 hours prior to the Closing Date.

               For purposes of Section 6 of the Underwriting Agreement, the only information furnished to the Company by any Underwriter for use in the Prospectus consists of (i) the following information in the Prospectus furnished on behalf of each Underwriter: the last paragraph at the bottom of the prospectus supplement cover page concerning the terms of the offering by the Underwriters, the legend concerning over-allotments and stabilizing on the inside front cover page of the prospectus supplement and, the concession and reallowance figures appearing in the third paragraph under the caption "Underwriting" in the prospectus supplement; and (ii) the last paragraph in the prospectus supplement under the heading "Underwriting."

               If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several
     Underwriters in accordance with its terms.

                                        Very truly yours,

                                        DEPOSIT GUARANTY CORP.

                                        By:

                                          Title:

     The foregoing Terms Agreement is
       hereby confirmed and accepted as
       of the date first above written.

     CS First Boston Corporation
     Keefe, Bruyette & Woods, Inc.

          By CS FIRST BOSTON CORPORATION

          By:
            Title:



                                SCHEDULE A

                                                      Principal
               Underwriter                             Amount

          CS First Boston Corporation  . . . . . .   $ 50,000,000

          Keefe, Bruyette & Woods, Inc . . . . . .     50,000,000

            Total    . . . . . . . . . . . . . . .   $100,000,000